CONFORMED COPY











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                          AGREEMENT AND PLAN OF MERGER

                                      Among

                       INTERNATIONAL SPEEDWAY CORPORATION

                                    88 CORP.

                                       and

                            PENSKE MOTORSPORTS, INC.


                            Dated as of May 10, 1999



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


                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   THE MERGER

     1.01.  The Merger.........................................................2
     1.02.  Effective Time; Closing............................................2
     1.03.  Effect of the Merger...............................................2
     1.04.  Certificate of Incorporation; By-laws..............................2
     1.05.  Directors and Officers.............................................3

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     2.01.  Conversion of Securities...........................................3
     2.02.  Exchange of Certificates...........................................6
     2.03.  Stock Transfer Books..............................................10
     2.04.  Company Stock Options.............................................10

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     3.01.  Organization and Qualification; Subsidiaries......................11
     3.02.  Certificate of Incorporation and By-laws..........................12
     3.03.  Capitalization....................................................12
     3.04.  Authority Relative to This Agreement..............................13
     3.05.  No Conflict; Required Filings and Consents........................14
     3.06.  Compliance with Laws; Permits.....................................14
     3.07.  SEC Filings; Financial Statements; Absence of Liabilities.........15
     3.08.  Absence of Certain Changes or Events..............................16
     3.09.  Absence of Litigation.............................................16
     3.10.  Employee Benefit Plans; Labor Matters.............................16
     3.11.  Contracts and Commitments.........................................18
     3.12.  Title to Personal Property; Real Property and Leases..............18
     3.13.  Environmental Matters.............................................20
     3.14.  Intellectual Property.............................................21
     3.15.  Taxes.............................................................22
     3.16.  Certain Interests.................................................22
     3.17.  Insurance.........................................................23


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                                       ii

                                                                            Page


     3.18.  Vote Required.....................................................23
     3.19.  Accounting and Tax Matters........................................23
     3.20.  State Takeover Statutes...........................................23
     3.21.  Opinion of Financial Advisor......................................23
     3.22.  Brokers...........................................................24

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     4.01.  Organization and Qualification....................................24
     4.02.  Certificate of Incorporation and By-laws..........................24
     4.03.  Capitalization....................................................25
     4.04.  Authority Relative to This Agreement..............................25
     4.05.  No Conflict; Required Filings and Consents........................25
     4.06.  SEC Filings; Financial Statements.................................26
     4.07.  Absence of Litigation.............................................27
     4.08.  Title to Personal Property; Real Property.........................28
     4.09.  Environmental Matters.............................................28
     4.10.  Taxes.............................................................29
     4.11.  Absence of Parent Material Adverse Effect.........................29
     4.12.  Parent Common Stock to Be Issued in the Merger....................29
     4.13.  Vote Required.....................................................29
     4.14.  State Takeover Statutes...........................................29
     4.15.  Operations of Merger Sub..........................................29
     4.16.  Accounting and Tax Matters........................................30
     4.17.  Brokers...........................................................30

                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

     5.01.  Conduct of Business by the Company Pending the Merger.............30
     5.02.  Notification of Certain Matters...................................33

                                                                            Page


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     6.01.  Registration Statement; Joint Proxy Statement; Schedule 13E-3.....33
     6.02.  Stockholders' Meetings............................................35
     6.03.  Access to Information; Confidentiality............................36
     6.04.  No Solicitation of Transactions...................................36
     6.05.  Employee Benefits Matters.........................................37
     6.06.  Directors' and Officers' Indemnification and Insurance............37
     6.07.  Obligations of Merger Sub.........................................39
     6.08.  Affiliates........................................................39
     6.09.  Further Action; Consents; Filings.................................39
     6.10.  Plan of Reorganization............................................40
     6.11.  Public Announcements..............................................40
     6.12.  Letters of Accountants............................................41
     6.13.  NASD/NMS Quotation................................................41

                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

     7.01.  Conditions to the Obligations of Each Party.......................41
     7.02.  Conditions to the Obligations of Parent and Merger Sub............42
     7.03.  Conditions to the Obligations of the Company......................43

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

     8.01.  Termination.......................................................44
     8.02.  Effect of Termination.............................................45
     8.03.  Amendment.........................................................45
     8.04.  Waiver............................................................45
     8.05.  Expenses..........................................................46

                                                                            Page


                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.01.  Non-Survival of Representations, Warranties and Agreements........47
     9.02.  Notices...........................................................47
     9.03.  Certain Definitions...............................................48
     9.04.  Severability......................................................50
     9.05.  Assignment; Binding Effect; Benefit...............................50
     9.06.  Incorporation of Exhibits; Disclosure Schedules...................50
     9.07.  Specific Performance..............................................50
     9.08.  Governing Law; Forum..............................................50
     9.09.  Headings..........................................................51
     9.10.  Counterparts......................................................51
     9.11.  Entire Agreement..................................................51
     9.12.  Waiver of Jury Trial..............................................51


Exhibit 6.08        Form of Affiliate Letter for Affiliates of the Company
Exhibit 6.10(b)     Form of Tax Representation Letter of the Company
Exhibit 6.10(c)     Form of Tax Representation Letter of Parent

                            Glossary of Defined Terms

                                                                     Location of
 Defined Term                                                        Definition

 affiliate.........................................................  ss. 9.03(a)
 Affiliate.........................................................  ss. 6.08
 Agreement.........................................................  Preamble
 Assets............................................................  ss. 3.12(a)
 Average Parent Common Stock Price.................................  ss. 2.01(a)
 beneficial owner..................................................  ss. 9.03(b)
 Blue Sky Laws.....................................................  ss. 3.05(b)
 business day......................................................  ss. 9.03(c)
 Cash/Stock Consideration..........................................  ss. 2.01(a)
 Cash/Stock Election...............................................  ss. 2.01(d)
 CERCLA............................................................  ss. 3.13
 Certificate of Merger.............................................  ss. 1.02
 Certificates......................................................  ss. 2.02(b)
 Change of Control Time ...........................................  ss. 2.04
 Class B Parent Common Stock.......................................  ss. 4.03
 Closing Date......................................................  ss. 1.02
 Code  ............................................................  Recitals
 Common Shares Trust...............................................  ss. 2.02(e)
 Company...........................................................  Preamble
 Company Benefit Plans.............................................  ss. 3.10(a)
 Company Common Stock..............................................  ss. 2.01(a)
 Company Disclosure Schedule.......................................  Article III
 Company Material Adverse Effect...................................  ss. 3.01(a)
 Company Permits...................................................  ss. 3.06(b)
 Company Preferred Stock...........................................  ss. 3.03
 Company SEC Reports...............................................  ss. 3.07(a)
 Company Stock Option..............................................  ss. 2.04
 Company Stock Option Plan.........................................  ss. 2.04
 Company Stockholders' Meeting.....................................  ss. 6.01(a)
 Company Subsidiaries..............................................  ss. 3.01
 Competing Transaction.............................................  ss. 6.04(b)
 Confidentiality Agreement.........................................  ss. 6.03(b)
 control...........................................................  ss. 9.03(d)
 DGCL..............................................................  Recitals
 Effective Time....................................................  ss. 1.02
 Election Deadline.................................................  ss. 2.02(e)
 Elections.........................................................  ss. 2.02(d)
 Environmental Laws................................................  ss. 3.13
 Environmental Permits.............................................  ss. 3.13

                                                                     Location of
Defined Term                                                         Definition



 ERISA.............................................................  ss. 3.10(a)
 Excess Shares.....................................................  ss. 2.02(e)
 Exchange Act......................................................  ss. 2.04
 Exchange Agent....................................................  ss. 2.02(a)
 Exchange Fund.....................................................  ss. 2.02(a)
 Expenses..........................................................  ss. 8.05(a)
 First Exchange Ratio..............................................  ss. 2.01(a)
 Form of Election..................................................  ss. 2.02(e)
 Governmental Entity...............................................  ss. 3.05(b)
 Hazardous Materials...............................................  ss. 3.13
 HSR Act...........................................................  ss. 3.05(b)
 Indemnified Parties...............................................  ss. 6.06(a)
 Information Statement.............................................  ss. 6.01(b)
 Intellectual Property Rights......................................  ss. 3.14
 IRS   ............................................................  ss. 3.10(a)
 knowledge.........................................................  ss. 9.03(e)
 Law   ............................................................  ss. 3.05(a)
 Liens.............................................................  ss. 3.12
 Material Contracts................................................  ss. 3.11(a)
 Merger............................................................  Recitals
 Merger Consideration..............................................  ss. 2.01(a)
 Merger Sub........................................................  Preamble
 Merrill...........................................................  ss. 3.21
 NASD..............................................................  ss. 3.05(b)
 NASDAQ/NMS........................................................  ss. 2.01(a)
 Order.............................................................  ss. 7.01(d)
 Parent............................................................  Preamble
 Parent Assets.....................................................  ss. 4.08(a)
 Parent Common Stock...............................................  Recitals
 Parent Disclosure Schedule........................................  Art. IV
 Parent Material Adverse Effect....................................  ss. 4.01
 Parent Preferred Stock............................................  ss. 4.03
 Parent SEC Reports................................................  ss. 4.06(a)
 Parent Stock Issuance.............................................  ss. 6.01(a)
 Parent Stockholders' Agreement....................................  Recitals
 Parent Stockholders' Meeting......................................  ss. 6.01(a)
 Per Share Amount..................................................  ss. 2.01(a)
 Permitted Liens...................................................  ss. 3.12

                                                                     Location of
Defined Term                                                         Definition


 Person............................................................  ss. 9.03(f)
 Proxy Statement...................................................  ss. 6.01(a)
 PSH   ............................................................  Recitals
 PSH Merger Agreement..............................................  Recitals
 Registration Statement............................................  ss. 6.01(a)
 Representative....................................................  ss. 6.03(a)
 SEC   ............................................................  ss. 3.07(a)
 Second Exchange Ratio.............................................  ss. 2.01(a)
 Secondary Parent Common Stock.....................................  ss. 4.03
 Securities Act....................................................  ss. 3.07(a)
 Schedule 13E-3....................................................  ss. 6.01(a)
 Shares............................................................  ss. 2.01(a)
 Stock Consideration...............................................  ss. 2.01(a)
 Stock Election....................................................  ss. 2.01(d)
 Stockholder Representative........................................  ss. 2.02(d)
 Stockholders' Meetings............................................  ss. 6.01(a)
 subsidiary........................................................  ss. 9.03(g)
 Surviving Corporation.............................................  ss. 1.01
 Taxes.............................................................  ss. 3.15
 Terminating Company Breach........................................  ss. 8.01(f)
 Terminating Parent Breach.........................................  ss. 8.01(g)
 Third Party Provisions............................................  ss. 9.05

                  AGREEMENT AND PLAN OF MERGER dated as of May 10, 1999 (this "Agreement") by and among International Speedway Corporation, a corporation organized under the laws of the State of Florida ("Parent"), 88 Corp., a corporation organized under the laws of the State of Delaware and a wholly owned subsidiary of Parent ("Merger Sub"), and Penske Motorsports, Inc., a corporation organized under the laws of the State of Delaware (the "Company").

                              W I T N E S S E T H:

                  WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), the Company will merge with and into Merger Sub (the "Merger");

                  WHEREAS, the Board of Directors of the Company (i) has determined that the Merger is fair to, and in the best interests of, the Company and its stockholders and has approved, adopted and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) has recommended the approval of this Agreement and the Merger by the stockholders of the Company;

                  WHEREAS, the Board of Directors of Parent and Merger Sub has each respectively determined that the Merger is in the best interests of Parent and its stockholders and Merger Sub and its stockholders, as applicable, and has approved, adopted and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, and the Board of Directors of Parent has recommended that the stockholders of Parent vote to approve the issuance of shares of Class A common stock, par value $.01 per share, of Parent (the "Parent Common Stock") to the stockholders of the Company pursuant to the terms of the Merger;

                  WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

                  WHEREAS, in connection with the transactions contemplated by this Agreement, Parent, Penske Performance Inc., a corporation organized under the laws of the State of Delaware, PSH Corp., a corporation organized under the laws of the State of Delaware ("PSH"), and Penske Corporation, a corporation organized under the laws of the State of Delaware, have entered into an Agreement and Plan of Merger dated as of the date of this Agreement (the "PSH Merger Agreement"); and

                  WHEREAS, in connection with the transactions contemplated by this Agreement, the Company and the stockholders of Parent listed on Schedule A thereto have entered into a Voting and Proxy Agreement dated as of the date of this Agreement (the "Parent Stockholders' Agreement");

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.01. The Merger. Upon the terms of this Agreement and subject to the conditions set forth in Article VII, and in accordance with the DGCL, at the Effective Time (as defined below in Section 1.02), the Company shall be merged with and into Merger Sub. As a result of the Merger, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

                  SECTION 1.02. Effective Time; Closing. As promptly as practicable and in no event later than the fifth business day or such other date as may be agreed in writing by each of the parties hereto (such date being the "Closing Date") following the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (except for those conditions that by their nature are to be satisfied as of the Effective Time), the parties hereto shall cause the Merger to be consummated by filing this Agreement or a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL. The term "Effective Time" means the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as may be agreed in writing by each of the parties hereto and specified in the Certificate of Merger). Immediately prior to the filing of the Certificate of Merger, a closing will be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 (or such other place as the parties may agree).

                  SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                  SECTION 1.04. Certificate of Incorporation; By-laws. (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Law (as defined below in Section 3.05(a)) and such Certificate of Incorporation.

                  (b) At the Effective Time, the By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by Law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

                  SECTION 1.05. Directors and Officers. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.


                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                  SECTION 2.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

                  (a) Each share of common stock, par value $.01 per share, of the Company ("Company Common Stock"; all issued and outstanding shares of Company Common Stock being hereinafter collectively referred to as the "Shares") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.01(b)) shall be canceled, together with all rights in respect thereto, and shall be converted, subject to Section 2.02(e), into the right to receive (i) (A) a net amount of $15.00 in cash (the "Per Share Amount"), without interest, and (B) a fraction (the "First Exchange Ratio") of a share of Parent Common Stock equal to the quotient (calculated to the nearest 0.0001) of $35.00 divided by the Average Parent Common Stock Price (as defined below); provided that the First Exchange Ratio shall not exceed 0.842 or be less than 0.655 (the "Cash/Stock Consideration") or (ii) a fraction (the "Second Exchange Ratio") of a share of Parent Common Stock equal to the quotient (calculated to the nearest 0.0001) of $50.00 divided by the Average Parent Common Stock Price (as defined below); provided that the Second Exchange Ratio shall not exceed 1.203 or be less than 0.936 (the "Stock Consideration", and together with the Cash/Stock Consideration, the "Merger Consideration").

                  For purposes of this Agreement, "Average Parent Common Stock Price" shall mean the volume weighted average (calculated to the nearest 0.0001) of the volume weighted average prices per share of Parent Common Stock (calculated to the nearest 0.0001), as quoted on the National Association of Securities Dealers Automatic Quotation - National Market System ("NASDAQ/NMS") and reported by the Bloomberg Market Terminal (or such other source as the parties agree in writing), for the 20 consecutive NASDAQ/NMS trading days immediately preceding and including the second trading day immediately prior to the date of the Effective Time.

                  (b) Each share of Company Common Stock held in the treasury of the Company or owned by Parent or any direct wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto.

                  (c) Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding as one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

                  (d) Subject to the election procedures set forth in this
         Section 2.01, each record holder of shares of Company Common Stock immediately prior to the Effective Time will be entitled with respect to the Merger Consideration (i) to elect to receive the Cash/Stock Consideration for all, but not less than all, of such shares (a "Cash/Stock Election"), (ii) to elect to receive the Stock Consideration for all, but not less than all, of such shares (a "Stock Election", and together with the Cash/Stock Election, the "Elections") or (iii) to indicate that such record holder has no preference as to the receipt of the Cash/Stock Consideration or the Stock Consideration, in which case such record holder shall be deemed to have made a Stock Election. Holders of record of shares of Company Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Stockholder Representative") may submit multiple Forms of Election, provided that such Stockholder Representative certifies that each such Form of Election covers all the shares of Company Common Stock held by such Stockholder Representative for a particular beneficial owner.

                  (e) All Elections shall be made on a form designed for that purpose, which shall include a letter of transmittal (a "Form of Election"). Elections shall be made by holders of Company Common Stock by mailing to the Exchange Agent (as defined below in Section 2.02(a)) a Form of Election, which shall specify that delivery shall be effected, and risk of loss and title to any Certificates (as defined below in Section 2.02(b)) shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify. All Certificates so surrendered shall be subject to the exchange procedures set forth in Section 2.02(b). To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent and accompanied by the Certificates as to which the election is being made. Parent will have the sole discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Parent (or the Exchange Agent) in such matters shall be conclusive and binding. Neither Parent nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this Section 2.01 and all such computations shall be conclusive and binding on the holders of Company Common Stock absent manifest error. The Form of Election and the Certificates must be received by the Exchange Agent by the close of business on the last business day prior to the date of the Effective Time (the "Election Deadline") in order to be effective. An election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Upon any such revocation, unless a duly completed Election Form, accompanied by a Certificate, is thereafter submitted in accordance with this paragraph (e), the holder of such shares shall be deemed to have made a Stock Election. In the event that this Agreement is terminated pursuant to the provisions hereof and any Certificates have been transmitted to the Exchange Agent pursuant to the provisions hereof, such Certificates shall promptly be returned without charge to the person submitting the same.

                  (f) For the purposes hereof, a holder of Company Common Stock who does not make a valid Election prior to the Election Deadline, including as a result of revocation, shall be deemed to have made a Stock Election. If Parent or the Exchange Agent shall determine that any purported Cash/Stock Election or Stock Election was not properly made, such purported Cash/Stock Election or Stock Election shall be deemed to be of no force and effect and the shareholder making such purported Cash/Stock Election or Stock Election shall for purposes hereof be deemed to have made a Stock Election.

                  (g) Parent and the Company shall mail the Form of Election to each person who is a holder of record of Company Common Stock on the record date for the Company Stockholders' Meeting (as defined in Section 6.01(a)) and shall each use its reasonable efforts to mail the Form of Election to all persons who become holders of Company Common Stock during the period between (i) such record date and (ii) the date seven calendar days prior to the anticipated Effective Time and to make the Form of Election available to all persons who become holders of Company Common Stock subsequent to the date described in clause (ii) and no later than the close of business on the business day prior to the date of the Effective Time.

                  (h) If between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, reclassification, recapitalization, split, division, combination or exchange of shares, the First Exchange Ratio, the Second Exchange Ratio and the Per Share Amount shall be correspondingly adjusted to reflect such stock dividend, reclassification, recapitalization, split, division, combination or exchange of shares. If the PSH Merger Agreement is amended to adjust the amount of consideration payable to the stockholders of PSH in the PSH Merger (as defined in the PSH Merger Agreement), then the consideration paid under Section 2.01(a) to the stockholders of the Company shall be adjusted accordingly.

                           SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. From and after the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of Shares, for exchange in accordance with this Article II through the Exchange Agent, (i) certificates representing the shares of Parent Common Stock issuable pursuant to
         Section 2.01(a) as of the Effective Time and (ii) cash, in an aggregate amount sufficient to pay the total cash payable to the holders of shares of Common Stock pursuant to Section 2.01(a) (such cash and certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto, any Excess Shares (as defined below in Section 2.02(e)) and cash in lieu of any fractional shares payable pursuant to Section 2.02(e) being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions from Parent, deliver the Parent Common Stock and cash contemplated to be issued or paid pursuant to Section 2.01 and any cash payable in lieu of any fractional shares pursuant to Section 2.02(e) out of the Exchange Fund. Except as contemplated by Sections 2.02(f) and (j) hereof, the Exchange Fund shall not be used for any other purpose.

                  (b) Exchange Procedures. As promptly as practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than shares of Company Common Stock that have been canceled pursuant to Section 2.01(b)) (the "Certificates") and who did not make a valid Election pursuant to
Section 2.01, (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other customary documents as may reasonably be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration and the Certificate so surrendered shall forthwith be canceled. Subject to Section 2.02(i), under no circumstances will any holder of a Certificate be entitled to receive any part of the Merger Consideration until such holder shall have surrendered such Certificate. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, the Merger Consideration may be paid in accordance with this Article II to the transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. No interest shall be paid on the Merger Consideration.

                  (c) Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to the Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment shall be paid to any such holder pursuant to Section 2.02(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

                  (d) No Further Rights in Company Common Stock. All shares of Parent Common Stock issued or cash paid upon conversion of the Shares in accordance with the terms hereof (including any cash paid pursuant to Sections 2.02(c) or (e)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Shares.

                  (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

                  (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (A) the number of whole shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to
Section 2.02(a) over (B) the aggregate number of whole shares of Parent Common Stock to be distributed to former holders of Company Common Stock pursuant to
Section 2.02(b) (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent shall, on behalf of former holders of Certificates representing Company Common Stock, sell the Excess Shares at then-prevailing prices on the NASDAQ/NMS, all in the manner provided in Section 2.02(e)(iii).

                  (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NASDAQ/NMS and shall be executed in round lots to the extent practicable. The Exchange Agent shall use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates formerly representing Company Common Stock, the Exchange Agent shall hold such proceeds in trust for such holders (the "Common Shares Trust"). The Surviving Corporation shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each former holder of Company Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of Company Common Stock is entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of Company Common Stock are entitled.

                  (iv) Notwithstanding the provisions of Sections 2.02(e)(ii) and (iii), the Surviving Corporation may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments hereinabove contemplated, to pay each former holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a share of Parent Common Stock (as reported in The Wall Street Journal, or, if not reported thereby, any other authoritative source) on the Closing Date, and in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 2.02(e)(iv).

                  (v) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificate, formerly representing Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates formerly representing Company Common Stock subject to and in accordance with the terms of Section 2.02(c).

                  (vi) The parties acknowledge that payment of the cash consideration in lieu of fractional shares was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting problems that would otherwise be called by issuing fractional shares.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Company Common Stock for 180 days after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for the Merger Consideration. Any portion of the Exchange Fund remaining unclaimed by holders of Shares as of the second anniversary of the Effective Time (or, if earlier, as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity) shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

                  (g) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of Shares for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

                  (h) Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of Law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

                  (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the

Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration.

                  (j) Investment of Exchange Fund. The Exchange Fund may be invested by the Exchange Agent, pursuant to instructions from Parent; provided, however, that any such investment or resulting payment of earnings shall not delay the receipt by holders of shares of Company Common Stock of the Merger Consideration or otherwise impair such holders' respective rights hereunder. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation or Parent, as Parent directs.

                  (k) Further Assurances. If, at any time after the Effective Time, Parent or the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in Parent and the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of Merger Sub or the Company acquired or to be acquired by Parent and the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Merger Sub and the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Parent and the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

                  SECTION 2.03. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates formerly representing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the right to receive the Merger Consideration.

                  SECTION 2.04. Company Stock Options. Effective as of the time of the occurrence of a change of control of the Company (the "Change of Control Time"), the Company shall take all necessary action, including obtaining the consent of the individual option holders, if necessary, to (a) terminate the Company's 1996 Stock Incentive Plan, as amended through the date of this Agreement (the "Company Stock Option Plan"), (b) provide that each outstanding option to purchase shares of Company Common Stock granted under the Company Stock Option Plan (each, a "Company Stock Option") shall become fully vested and exercisable, whether or not previously vested and exercisable immediately prior to the Change of Control Time, and (c) cancel each Company Stock Option. Each holder of a Company Stock Option shall be entitled to receive from the Company immediately after the Change of Control Time, in exchange for the cancellation of such Company Stock Option, an amount in cash equal to the excess, if any, of (A) the Cash/Stock Consideration calculated as if the date of the Effective Time was the date of the Change of Control Time, over (B) the per share exercise price of such Company Stock Option, multiplied by the number of shares of Company Common Stock subject to such Company Stock Option as of the Effective Time. Any such payment shall be subject to all applicable federal, state and local tax withholding requirements. The Company and the Parent, as the case may be, shall take all necessary action to approve the disposition of the Company Stock Options and the acquisition of shares of Parent Common Stock, respectively, in connection with the transactions contemplated by this Agreement to the extent necessary to exempt such dispositions and acquisitions under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"). Notwithstanding any of the foregoing to the contrary, in the event that a holder of Company Stock Options does not consent to the cash-out of his Company Stock Option as contemplated under this Section 2.04, such options shall remain outstanding in accordance with their terms and the vesting of such Company Stock Options shall not accelerate. For purposes of this Agreement, a change of control of the Company shall be deemed to have occurred upon the consummation of the merger contemplated by the PSH Merger Agreement.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as set forth in the Disclosure Schedule delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement (the "Company Disclosure Schedule"), the Company hereby represents and warrants to Parent and Merger Sub that:

                  SECTION 3.01. Organization and Qualification; Subsidiaries.
(a) Each of the Company and each subsidiary of the Company (the "Company Subsidiaries") is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Except as have not, and could not reasonably be expected to have, a Company Material Adverse Effect (as defined below), the Company and each Company Subsidiary has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and the Company Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have, a Company Material Adverse Effect. The term "Company Material Adverse

Effect" means any circumstance, change in or effect on the business of the Company and the Company Subsidiaries that, individually or in the aggregate with any other circumstances, changes in or effects on the Company and the Company Subsidiaries, is materially adverse to the business, operations, results of operations or the condition (financial or otherwise) of the Company and the Company Subsidiaries, taken as a whole.

                  (b) A true and complete list of all of the Company Subsidiaries, together with the jurisdiction of incorporation of each Company Subsidiary and the percentage of the outstanding capital stock of each Company Subsidiary owned by the Company and each other Company Subsidiary, is set forth in Section 3.01(b) of the Company Disclosure Schedule. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity.

                  SECTION 3.02. Certificate of Incorporation and By-laws. The Company has heretofore made available to Parent complete and correct copies of the Certificates of Incorporation and the By-laws or equivalent organizational documents, each as amended to date, of the Company and each Company Subsidiary. Such Certificates of Incorporation, By-laws and equivalent organizational documents are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any provision of its Certificate of Incorporation, By-laws or equivalent organizational documents.

                  SECTION 3.03. Capitalization. The authorized capital stock of the Company consists of (a) 50,000,000 shares of Company Common Stock and (b) 5,000,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"). At the close of business on April 12, 1999, (i) 13,831,498 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 377,400 shares of Company Common Stock were held in the treasury of the Company or by the Company Subsidiaries and (iii) 720,000 shares were reserved for future issuance pursuant to any Company Stock Options outstanding under the Company Stock Option Plan, of which 464,000 shares were the subject of outstanding Company Stock Options. No shares of the Company Preferred Stock are issued and outstanding. All publicly traded shares of Company Common Stock have been authorized for quotation on the NASDAQ/NMS. Set forth in Section 3.03 of the Company Disclosure Schedule is a detailed schedule setting forth the number of outstanding Company Stock Options, stock incentive rights or any other rights to acquire shares of Company Common Stock pursuant to the Company Stock Option Plan and the exercise price therefor as of the date of this Agreement. Since April 12, 1999, the Company has not issued, sold, pledged, disposed of, granted, encumbered or authorized the issuance, sale, pledge, disposition, grant or encumbrance of any shares of capital stock of any class of the Company or any Company Subsidiary or any rights to acquire such shares or other equity interests in the Company or any Company Subsidiary, except pursuant to the exercise of

Company Stock Options that were outstanding as of April 12, 1999 and those additional Company Stock Options granted since April 12, 1999 that are set forth in Section 3.03 of the Company Disclosure Schedule. Except as described in this
Section 3.03, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Company Subsidiary is free and clear of all Liens (as defined below in Section 3.12), options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, and other encumbrances of any nature whatsoever. There are no outstanding contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other Person.

                  SECTION 3.04. Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, and, subject to obtaining the necessary approvals of the Company's stockholders, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company, the approval, recommendation for approval and declaration of advisability by the Board of Directors of the Company of this Agreement and the Merger, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company or the Board of Directors of the Company are necessary to authorize this Agreement, approve, recommend for approval and declare the advisability of this Agreement and the Merger or to consummate the Merger and the other transactions contemplated by this Agreement (other than, with respect to the Merger, the approval of this Agreement and the Merger by the holders of a majority of then outstanding shares of Company Common Stock and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  SECTION 3.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of the Company or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in
Section 3.05(b) have been obtained and all filings and obligations described in
Section 3.05(b) have been made or complied with, conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree ("Law") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults or other occurrences that have not had, and could not reasonably be expected to have, a Company Material Adverse Effect, and that will not prevent or materially delay the consummation of the Merger or any other material transaction contemplated by this Agreement.

                  (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority ("Governmental Entity"), except (i) for applicable requirements, if any, of the Exchange Act, state securities or "blue sky" Laws ("Blue Sky Laws"), the rules of the National Association of Securities Dealers (the "NASD"), state takeover laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), and as set forth in Section 3.05(b) of the Company Disclosure Schedule and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, has not had, and could not reasonably be expected to have, a Company Material Adverse Effect, and will not prevent or materially delay the consummation of the Merger or any other material transaction contemplated by this Agreement.

                  SECTION 3.06. Compliance with Laws; Permits. (a) Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) any Company Permits (as defined below).

                    (b) Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits has not had, and could not reasonably be expected to have, a Company Material Adverse Effect.

                  SECTION 3.07. SEC Filings; Financial Statements; Absence of Liabilities. (a) The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since March 27, 1996 through the date of this Agreement (collectively, the "Company SEC Reports"). As of the respective dates they were filed, (i) the Company SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Act of 1933, as amended (together, with the rules and regulations thereunder, the "Securities Act"), or the Exchange Act, as the case may be, and (ii) none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed Company SEC Report. No Company Subsidiary is required to file any form, report or other document with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in the Company SEC Reports complied as to form with the applicable accounting requirements and rules and regulations of the SEC and was prepared in accordance with United States generally accepted accounting principles (except in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each presented the consolidated financial position, results of operations and cash flows of the Company and the consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not, and are not expected to be, material).

                  (c) The Company has heretofore made available to Parent complete and correct copies of (i) all agreements, documents and other instruments not yet filed by the Company with the SEC but that are currently in effect and that the Company expects to file with the SEC after the date of this Agreement and (ii) all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed with the SEC and are currently in effect.

                  (d) Neither the Company nor any Company Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) of a nature or character required to be disclosed in a Company SEC Report or included in the financial statements contained in the Company SEC Reports, except for liabilities and obligations (i) disclosed on the consolidated balance sheet of the Company and the consolidated Company Subsidiaries as at December 31, 1998, including any notes thereto, (ii) disclosed in any Company SEC Report filed since December 31, 1998 and prior to the date of this Agreement, (iii) incurred since December 31, 1998 in the ordinary course of business consistent with past practice which have not had, and could not reasonably be expected to have, a Company Material Adverse Effect or (iv) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby.

                  SECTION 3.08. Absence of Certain Changes or Events. Since January 1, 1999, except as specifically contemplated by this Agreement or as disclosed in the Company SEC Reports, the Company and the Company Subsidiaries have conducted their business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any Company Material Adverse Effect or (b) the occurrence of any fact, event or circumstance described in Section 5.01(b).

                  SECTION 3.09. Absence of Litigation. There is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, before any court, arbitrator or Governmental Entity that (i) if determined adversely to the Company or any Company Subsidiary would have a Company Material Adverse Effect or (ii) seeks to delay or prevent the consummation of the Merger or any other material transaction contemplated by this Agreement. Neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is subject to any continuing order of consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or Governmental Entity.

                  SECTION 3.10. Employee Benefit Plans; Labor Matters. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company or any Company Subsidiary, or with respect to which the Company or any Company Subsidiary could incur liability under Section 4069, 4212(c) or 4204 of ERISA (the "Company Benefit Plans"), the Company has made available to Parent a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) such Company Benefit Plan, (iii) each trust agreement relating to such Company Benefit Plan, (iv) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan qualified under section 401(a) of the Code.

                  (b) With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any Company Subsidiary could be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law which has had, or could reasonably be expected to have, a Company Material Adverse Effect. Each of the Company Benefit Plans has been operated and administered in all material respects in accordance with its terms and with applicable Laws promulgated thereunder, including, but not limited to, ERISA and the Code. Each of the Company Benefit Plans intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter as to such qualification from the IRS, and no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification. All contributions or other amounts payable by the Company or any Company Subsidiary with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with United States generally accepted accounting principles and section 412 of the Code. No Company Benefit Plan is a "multiemployer plan" (as such term is defined in section 3(37) of ERISA) or a single employer pension plan (as such term is defined in Section 4001(a)(15) of ERISA) for which the Company could incur liability under Section 4063 or 4064 of ERISA. Each of the Company Benefit Plans is subject only to the Laws of the United States or a political subdivision thereof.

                  (c) Neither the Company nor any Company Subsidiary is a party to any collective bargaining or other labor union contract applicable to Persons employed by the Company or any Company Subsidiary and no collective bargaining agreement is being negotiated by the Company or any Company Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any Company Subsidiary pending or, to the knowledge of the Company, threatened which may interfere with the respective business activities of the Company or any Company Subsidiary, except where such dispute, strike or work stoppage has not had, and could not reasonably be expected to have, a Company Material Adverse Effect. As of the date of this Agreement, to the knowledge of the Company, neither of the Company, any Company Subsidiary, nor any of their respective representatives or employees has committed any unfair labor practices in connection with the operation of the business of the Company or any Company Subsidiary, and there is no charge or complaint against the Company or any Company Subsidiary by the National Labor Relations Board or any comparable state agency pending or, to the knowledge of the Company, threatened, except where such unfair labor practice, charge or complaint has not had, and could not reasonably be expected to have, a Company Material Adverse Effect.

                  (d) The Company has made available to Parent prior to the date of this Agreement (i) copies of all employment agreements with officers of the Company and each Company Subsidiary; (ii) copies of all severance agreements, programs and policies of the Company with or relating to its employees; and
(iii) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its employees that contain change of control provisions.

                  (e) Except as required by Law, no Company Benefit Plan provides retiree medical or retiree life insurance benefits to any Person.

                  SECTION 3.11. Contracts and Commitments. (a) Section 3.11(a) of the Disclosure Schedule sets forth all contracts, arrangements, commitments or understandings (whether oral or written) to which the Company or any of the Company Subsidiaries is a party (i) relating to indebtedness in an amount exceeding $500,000, (ii) that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (iii) that obligates the Company or any Company Subsidiary to make any payments or issue or pay anything of value to any director, officer, key employee or consultant, (iv) relating to any merger, consolidation, business combination, share exchange or business acquisition, or for the purchase or sale of any material assets of the Company or any of the Company Subsidiaries other than in the ordinary course of business consistent with past practice, (v) that limit or purport to limit the ability of the Company or any Company Subsidiary to compete in any line of business or with any Person in any geographic area or during any period of time, (vi) that includes any indemnification, contribution or support obligations, (vii) that relate to capital expenditures involving total payments of more than $250,000,
(viii) that has a remaining term of more than two years, and (ix) requiring annual or remaining payments in excess of $500,000 after the date hereof (collectively, the "Material Contracts").

                  (b) Each Material Contract is valid and binding on the Company or a Company Subsidiary, as applicable, and on all other parties thereto, and is in full force and effect. Neither the Company nor any Company Subsidiary, nor, to the knowledge of the Company, any other party, is in breach of, or default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under (with respect to any other party, the foregoing being to the knowledge of the Company)) any Material Contract, except for violations or defaults that have not had, and could not reasonably be expected to have, a Company Material Adverse Effect.

                  SECTION 3.12. Title to Personal Property; Real Property and Leases. (a) Either the Company or a Company Subsidiary, as the case may be, owns, leases or has the legal right to use all the properties and assets used or intended to be used in the conduct of its business or otherwise owned, leased or used by the Company or any Company Subsidiary and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by the Company or any Company Subsidiary or in or relating to the conduct of their business (all such properties, assets and contract rights being the "Assets"). Either the Company or a Company Subsidiary, as the case may be, has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all of the Assets, free and clear of all Liens, except Permitted Liens. At all times since December 31, 1998, the Company has caused the Assets to be maintained in accordance with good business practice, and as of the date of this Agreement, to the knowledge of the Company, all grandstands and speedway facilities that comprise the Assets are structurally sound, in all material respects, and do not have any material structural defects or deficiencies.

                  (b) Either the Company or a Company Subsidiary, as the case may be, is in peaceful and undisturbed possession of each parcel of real property owned or used by it and there are no contractual or legal restrictions that preclude or restrict the ability to use the premises for the purposes for which they are currently being used. There are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the knowledge of the Company, threatened against any real property that is owned, leased, subleased, occupied or used by the Company or any of the Company Subsidiaries.

                  (c) All leases of real property leased for the use or benefit of the Company or any Company Subsidiary are valid and binding on the Company or a Company Subsidiary, as applicable, and, to the knowledge of the Company, on all other parties thereto, and are in full force and effect. Neither the Company nor any Company Subsidiary, nor, to the knowledge of the Company, any other party, is in material breach of, or default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under (with respect to any other party, the foregoing being to the knowledge of the Company)) any such lease.

                  For purposes of this Agreement:

                  "Liens" means all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind.

                  "Permitted Liens" means (A) Liens for current taxes and assessments not yet past due, (B) inchoate mechanics' and materialmen's Liens for construction in progress, (C) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company or such Company Subsidiary consistent with past practice, and (D) all matters of record, Liens and other imperfections of title and encumbrances that could not reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 3.13. Environmental Matters. Except as disclosed in the Company SEC Reports or as has not had a Company Material Adverse Effect:

                  (a) The Company and the Company Subsidiaries (i) are in compliance with all applicable Environmental Laws (as defined below),
         (ii) hold all Environmental Permits (as defined below), and (iii) are in compliance with their respective Environmental Permits.

                  (b) None of the Company or any Company Subsidiary has received any claim or written request for information, or been notified that it is a potentially responsible party, under CERCLA (as defined below) or other written communication alleging that the Company or any Company Subsidiary may be in violation of, or liable under, any Environmental Law.

                  (c) None of the Company or any Company Subsidiary has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (as defined below) and, to the knowledge of Company, no investigation, litigation or other proceeding is pending or threatened with respect thereto, or is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials.

                  (d) None of the real property owned or leased by the Company or any Company Subsidiary is listed or, to the knowledge of Company, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date of this Agreement, or any similar list of sites in the United States or any other jurisdiction requiring investigation or cleanup.

                  (e) No Hazardous Material has been unlawfully released, discharged or disposed of at, to or from, or transported unlawfully offsite from, any property currently owned or operated by the Company or any Company Subsidiary or, during the period of such ownership or operation, any property formerly owned or operated by the Company or any Company Subsidiary.

                  For purposes of this Agreement:

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

                  "Environmental Laws" means any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment, health and safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, as in effect as of the date of this Agreement.

                  "Environmental Permits" means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

                  "Hazardous Materials" means (a) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

                  SECTION 3.14. Intellectual Property. Except as could not reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries own, or possess adequate licenses or other valid rights to use, all Intellectual Property Rights (as defined below) that are used in connection with the business of the Company and the Company Subsidiaries as currently conducted. Except as could not reasonably be expected to have a Company Material Adverse Effect, (a) the conduct of the business of the Company and the Company Subsidiaries as currently conducted does not conflict in any way with any Intellectual Property Rights of any third party; (b) to the knowledge of the Company, there are no infringements of any Intellectual Property Rights owned by or licensed by or to the Company or any Company Subsidiary; (c) neither the Company nor any Company Subsidiary has licensed to any third party or otherwise permitted the use by any third party of any Intellectual Property Rights; and (d) neither the Company nor any Company Subsidiary is in breach of any agreement pursuant to which the Company or any Company Subsidiary has a license to use Intellectual Property Rights. The transactions contemplated by this Agreement will not constitute a breach of any agreement pursuant to which the Company or any Company Subsidiary has a license to use any material Intellectual Property Rights or otherwise reduce or impair, in any material respect, the rights of the Company or any Company Subsidiary under such license agreements. No claims are pending or, to the knowledge of the Company, threatened by any Person with respect to the ownership, validity or enforceability of any Intellectual Property Rights owned by or licensed to or by the Company or any Company Subsidiary or challenging or questioning the right of the Company or any Company Subsidiary to use any Intellectual Property Rights, except claims that could not, if determined adversely to the Company or any Company Subsidiary, reasonably be expected to have a Company Material Adverse Effect. As used in this Agreement, "Intellectual Property Rights" shall mean any and all trademarks, trademark rights, trade names, trade name rights, patents, patent rights, industrial models, inventions, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information.

                  SECTION 3.15. Taxes. (a) The Company and each of the Company Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of the Company and the Company Subsidiaries, (b) all Taxes shown to be payable on such returns or reports that are due prior to the Effective Time have been paid or will be paid,
(c) as of the date of this Agreement, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against the Company or any of the Company Subsidiaries and (d) the Company and each of the Company Subsidiaries have provided adequate reserves in their financial statements for any Taxes that have not been paid in accordance with United States generally accepted accounting principles, whether or not shown as being due on any returns. There are no outstanding waivers or agreements extending any statute of limitations for any period with respect to any Tax to which the Company or any Company Subsidiary may be subject. As used in this Agreement, "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

                  SECTION 3.16. Certain Interests. Except as disclosed in the Company SEC Reports, no officer or director of the Company or any Company Subsidiary and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director: (a) has any direct or indirect financial interest in any competitor, supplier or customer of the Company or any Company Subsidiary other than an ownership of securities having no more than three percent of the outstanding voting power of any competitor, supplier or customer which are listed on any national securities exchange or traded actively in the national over-the-counter market; (b) owns, directly or indirectly, in whole or in part, or has any other direct or indirect interest in any material tangible or intangible property which the Company or any Company Subsidiary uses or has used in the conduct of its business or otherwise; or (c) has outstanding any indebtedness to the Company or any Company Subsidiary. Except as disclosed in the Company SEC Reports, neither the Company nor any Company Subsidiary has any liability or any other obligation of any nature whatsoever to any officer, director or stockholder of the Company or any Company Subsidiary (or any Affiliate of such stockholder) or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or stockholder.

                  SECTION 3.17. Insurance. All material assets, properties and risks of the Company and each Company Subsidiary are covered by valid and, except for policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including, without limitation, general liability insurance, property insurance and workers' compensation insurance) issued in favor of the Company or a Company Subsidiary, as the case may be, in each case with responsible and reputable insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Company or such Company Subsidiary, as the case may be. With respect to each such insurance policy: (a) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect, and (b) neither the Company nor any Company Subsidiary is in breach or default (including any breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification under the policy.

                  SECTION 3.18. Vote Required. The only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock in favor of the approval of the adoption of this Agreement and the Merger.

                  SECTION 3.19. Accounting and Tax Matters. To the knowledge of the Company, neither the Company nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code. To the knowledge of the Company, there is no agreement, plan or other circumstance that would prevent the Merger from qualifying under section 368(a) of the Code.

                  SECTION 3.20. State Takeover Statutes. The Board of Directors of the Company has taken all action necessary to ensure that the restrictions on business combinations contained in Section 203 of the DGCL, to the extent otherwise applicable, will not apply to the Merger and this Agreement and the PSH Merger Agreement and the PSH Merger (as defined in the PSH Merger Agreement) and the transactions contemplated hereby and thereby. To the knowledge of the Company, no other state takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement.

                  SECTION 3.21. Opinion of Financial Advisor. The Company has received the written opinion of Merrill Lynch, Pierce, Fenner & Smith ("Merrill") dated the date of this Agreement to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the Company's stockholders, other than Parent and its affiliates, from a financial point of view, a copy of which opinion will be delivered to Parent promptly after the date of this Agreement.

                  SECTION 3.22. Brokers. No broker, finder or investment banker (other than Merrill) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore made available to Parent a complete and correct copy of all agreements between the Company and Merrill pursuant to which such firm would be entitled to any payment relating to the Merger or any other transactions.


                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                  Except as set forth in the Disclosure Schedule delivered by Parent and Merger Sub to the Company concurrently with the execution of this Agreement (the "Parent Disclosure Schedule"), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

                  SECTION 4.01. Organization and Qualification. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Except as have not had, and could not reasonably be expected to have, a Parent Material Adverse Effect (as defined below), each of Parent and Merger Sub has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing as have not had, and could not reasonably be expected to have, a Parent Material Adverse Effect. The term "Parent Material Adverse Effect" means any circumstance, change in or effect on the business of Parent or its subsidiaries that, individually or in the aggregate with any other circumstances, changes in or effects on Parent or its subsidiaries, is materially adverse to the business, operations, results of operations, or the condition (financial or otherwise) of Parent and its subsidiaries, taken as a whole.

                  SECTION 4.02. Certificate of Incorporation and By-laws. Parent has heretofore made available to the Company complete and correct copies of the Certificates of Incorporation and the By-laws or equivalent organizational documents, each as amended to date, of Parent and Merger Sub. Such Certificates of Incorporation, By-laws and equivalent organizational documents are in full force and effect. Neither Parent nor Merger Sub is in violation of any provision of its Certificate of Incorporation, By-laws or equivalent organizational documents.

                  SECTION 4.03. Capitalization. The authorized capital stock of Parent consists of (i) 80,000,000 shares of Parent Common Stock, (ii) 40,000,000 shares of Class B common stock, par value $.01 per share ("Class B Parent Common Stock"), (iii) 5,000,000 shares of common stock, par value $.10 per share ("Secondary Parent Common Stock"), and (iv) 1,000,000 shares of preferred stock, par value $.01 per share ("Parent Preferred Stock"). As of February 8, 1999, (i) 11,915,314 shares of Parent Common Stock were issued and outstanding, (ii) 31,159,905 shares of Class B Parent Common Stock were issued and outstanding,
(iii) no shares of Parent Common Stock or shares of Class B Parent Common Stock were held in the treasury of Parent, and (iv) 1,000,000 shares of Parent Common Stock were reserved for future issuance pursuant to stock options that may be issued under Parent's 1996 Long-Term Incentive Plan. No shares of Parent Preferred Stock or Secondary Parent Common Stock are issued and outstanding.

                  SECTION 4.04. Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, and, subject to obtaining the necessary approvals of Parent's stockholders, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent and Merger Sub, the approval and recommendation for approval by the Board of Directors of the Company of this Agreement and the Merger, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent and Merger Sub or each of its Board of Directors are necessary to authorize this Agreement approve or recommend for approval or to consummate the Merger and the other transactions contemplated by this Agreement (other than the approval of the Parent Stock Issuance (as defined below in Section 6.01(a)) by the holders of a majority of the then outstanding Parent Common Stock and for Merger Sub the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms.

                  SECTION 4.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of them will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of Parent or Merger Sub, as applicable, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults or other occurrences that have not had, and could not reasonably be expected to have, a Parent Material Adverse Effect, and that will not prevent or materially delay the consummation of the Merger or any other material transaction contemplated by this Agreement.

                  (b) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except
(i) for applicable requirements, if any, of the Exchange Act, the Securities Act, Blue Sky Laws, the rules of the NASD, state takeover Laws, the HSR Act, the filing and recordation of appropriate merger documents as required by the DGCL, and as set forth in Section 4.05(b) of the Parent Disclosure Schedule and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, will not prevent or materially delay the consummation of the Merger or any other material transaction contemplated by this Agreement.

                  SECTION 4.06. SEC Filings; Financial Statements. (a) Parent has filed all forms, reports and documents required to be filed by it with the SEC since November 6, 1996 through the date of this Agreement (collectively, the "Parent SEC Reports"). As of the respective dates they were filed, (i) the Parent SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and
(ii) none of the Parent SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No subsidiary of Parent is required to file any form, report or other document with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in the Parent SEC Reports complied as to form with the applicable accounting requirements and rules and regulations of the SEC and was prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each presented the consolidated financial position, results of operations and cash flows of Parent and the consolidated subsidiaries of Parent as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not, and are not expected to have, a Parent Material Adverse Effect).

                  (c) Parent has heretofore made available to the Company complete and correct copies of (i) all agreements, documents and other instruments not yet filed by Parent with the SEC but that are currently in effect and that Parent expects to file with the SEC after the date of this Agreement, and (ii) all amendments and modifications that have not been filed by parent with the SEC to all agreements, documents and other instruments that previously had been filed with the SEC and are currently in effect.

                  (d) Neither Parent nor any subsidiary of Parent has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise of a nature or character required to be disclosed in a Parent SEC Report or included in the financial statements of the Company included in the Parent SEC Reports), except for liabilities and obligations (i) disclosed on the consolidated balance sheet of the Parent and the consolidated subsidiaries of Parent as at December 31, 1998, including any notes thereto, (ii) disclosed in any Parent SEC Report filed since December 31, 1998 and prior to the date of this Agreement, (iii) incurred since December 31, 1998 in the ordinary course of business consistent with past practice which have not had, and could not reasonably be expected to have, a Parent Material Adverse Effect, or (iv) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby.

                  SECTION 4.07. Absence of Litigation. There is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent, or any property or asset of Parent, before any court, arbitrator or Governmental Entity that seeks to delay or prevent the consummation of the Merger or any other material transaction contemplated by this Agreement. Neither Parent nor any property or asset of Parent is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Parent, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or Governmental Entity that could delay or prevent the consummation of the Merger or any other material transaction contemplated by this Agreement.

                  SECTION 4.08. Title to Personal Property; Real Property. (a) Except as would not have a Parent Material Adverse Effect or as disclosed in the Parent SEC Reports, either the Parent or a subsidiary of Parent, as the case may be, owns, leases or has the legal right to use all the properties and assets used or intended to be used in the conduct of their business or otherwise owned, leased or used by the Parent or any subsidiary of Parent and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by Parent or any subsidiary of Parent or in or relating to the conduct of their business (all such properties, assets and contract rights being the "Parent Assets"). Except as would not have a Parent Material Adverse Effect, either Parent or a subsidiary of Parent, as the case may be, has good and marketable title to, or, in the case of leased or subleased Parent Assets, valid and subsisting leasehold interests in, all of the Parent Assets.

                  (b) Except as would not have a Parent Material Adverse Effect or as disclosed in the Parent SEC Reports, either Parent or a subsidiary of a Parent, as the case may be, is in peaceful and undisturbed possession of each parcel of real property owned or used by it and there are no contractual or legal restrictions that preclude or restrict the ability to use the premises for the purposes for which they are currently being used. There are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the knowledge of the Parent, threatened against any real property that is owned, leased, subleased, occupied or used by Parent or any subsidiary of Parent.

                  SECTION 4.09. Environmental Matters. Except as disclosed in the Parent SEC Reports or as has not had a Parent Material Adverse Effect:

                  (a) Parent and each subsidiary of Parent (i) are in compliance with all applicable Environmental Laws, (ii) hold all Environmental Permits, and (iii) are in compliance with their respective Environmental Permits.

                  (b) None of Parent or any subsidiary of Parent has received any claim or written request for information, or been notified that it is a potentially responsible party, under CERCLA or other written communication alleging that Parent or any subsidiary of Parent may be in violation of, or liable under, any Environmental Law.

                  (c) None of Parent or any subsidiary of Parent has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and, to the knowledge of Parent, no investigation, litigation or other proceeding is pending or threatened with respect thereto, or is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials.

                  (d) No Hazardous Material has been unlawfully released, discharged or disposed of at, to or from, or transported offsite from, any property currently owned or operated by Parent or any subsidiary of Parent or, during the period of such ownership or operation, any property formerly owned or operated by Parent or any subsidiary of Parent.

                  SECTION 4.10. Taxes. Except as would not have a Parent Material Adverse Effect or as disclosed in the Parent SEC Reports, (a) Parent has timely filed or will timely file all returns and reports required to be filed by it with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Parent, (b) all Taxes shown to be payable on such returns or reports that are due prior to the Effective Time have been paid or will be paid, and (c) as of the date of this Agreement, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against Parent.

                  SECTION 4.11. Absence of Parent Material Adverse Effect. Since January 1, 1999, except as disclosed in this Agreement or in the Parent SEC Reports, there has not been any Parent Material Adverse Effect.

                  SECTION 4.12. Parent Common Stock to Be Issued in the Merger. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive rights created by statute, Parent's Certificate of Incorporation or By-laws or any agreement to which Parent is a party or by which Parent is bound.

                  SECTION 4.13. Vote Required. The affirmative vote of a majority of the votes cast with respect to the Parent Stock Issuance is required to approve such issuance of shares. No other vote of the stockholders of Parent is required by Law, Parent's Certificate of Incorporation, as amended, or By-laws or otherwise in order for Parent and Merger Sub to consummate the Merger and the other transactions contemplated hereby.

                  SECTION 4.14. State Takeover Statutes. The Board of Directors of Parent has taken all actions necessary to ensure that the restrictions on business combinations contained in Section 607.0901 of the Florida Business Corporation Act, to the extent otherwise applicable, will not apply to this Agreement, the Merger and the other transactions contemplated hereby. To the knowledge of Parent, no other state takeover statute is applicable to the Merger or the transactions contemplated by this Agreement.

                  SECTION 4.15. Operations of Merger Sub. Merger Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

                  SECTION 4.16. Accounting and Tax Matters. To the knowledge of Parent, neither Parent nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying under section 368(a) of the Code. To the knowledge of Parent, there is no agreement, plan or other circumstance that would prevent the Merger from qualifying under section 368(a) of the Code.

                  SECTION 4.17. Brokers. No broker, finder or investment banker (other than Greenhill & Co., L.L.C. and Salomon Smith Barney) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.


                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

                  SECTION 5.01. Conduct of Business by the Company Pending the Merger. (a) The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.01 of the Company Disclosure Schedule or as contemplated by any other provision of this Agreement or as reasonably necessary for the Company to fulfill its obligations under this Agreement, unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld):

                  (i) the business of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

                  (ii) the Company shall use its best efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers and other Persons with which the Company or any Company Subsidiary has business relations.

                  (b) By way of amplification and not limitation, except as contemplated by this Agreement or as set forth in Section 5.01 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the

Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld):

                  (i) amend or otherwise change its Certificate of Incorporation or By-laws or equivalent organizational documents;

                  (ii) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (x) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary other than issuance of shares of Company Common Stock pursuant to Company Stock Options or (y) any material assets of the Company or any Company Subsidiary, except in the ordinary course of business and in a manner consistent with past practice;

                  (iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (iv) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (v) acquire or dispose of (including, without limitation, by merger, consolidation, or acquisition or disposition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, other than (A) acquisitions of assets in the ordinary course of business consistent with past practice which are not, in the aggregate, in excess of $500,000 or (B) dispositions of assets in the ordinary course of business consistent with past practice which are not, in the aggregate, in excess of $500,000;

                  (vi) Except for indebtedness incurred to make expenditures that are provided for under the Company's current operating budget, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except for indebtedness incurred in the ordinary course of business and consistent with past practice, with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $500,000;

                  (vii) enter into any contract or agreement material to the business, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole other than in the ordinary course of business, consistent with past practice;

                  (viii) authorize any capital expenditure, other than capital expenditures reflected in the capital expenditure budget for the fiscal year ending December 31, 1999 previously provided to Parent prior to the date of this Agreement, and other capital expenditures which other capital expenditures are not, in the aggregate, in excess of $500,000 for the Company and the Company Subsidiaries taken as a whole;

                  (ix) (A) increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices in salaries or wages of employees of the Company or any Company Subsidiary who are not officers of the Company,
         (B) grant any severance or termination pay to, enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiary, or (C) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

                  (x) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures;

                  (xi) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

                  (xii) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the December 31, 1998 consolidated balance sheet of the Company (including the notes thereto) or subsequently incurred in the ordinary course of business and consistent with past practice;

                  (xiii) take any action that would result in (A) any of the representations or warranties of the Company set forth in this Agreement that are qualified as to materiality becoming untrue, (B) any of such representations or warranties that are not so qualified becoming untrue in any material respect or (C) any of the conditions to the Merger set forth in Article VII not being satisfied; and

                  (xiv) agree, whether in writing or otherwise, to take any of the actions specified in Sections 5.01(b)(i) through (b)(xiii), or grant any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in Sections 5.01(b)(i) through (b)(xiii).

                  SECTION 5.02. Notification of Certain Matters. Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of (i) the occurrence, or nonoccurrence, of any event the occurrence or nonoccurrence of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied, (ii) any failure of Parent or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder and (iii) any action which is proposed to be taken by Parent if such action is to be approved by Parent's Board of Directors; provided, however, that the delivery of any notice pursuant to this Section 5.02 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                  SECTION 6.01. Registration Statement; Joint Proxy Statement;
Schedule 13E-3. (a) As promptly as practicable after the execution of this Agreement, (i) Parent and the Company shall prepare and file with the SEC a joint proxy statement (together with any amendments thereof or supplements thereto, the "Proxy Statement") relating to the meetings of the Company's stockholders (the "Company Stockholders' Meeting") and Parent's stockholders (the "Parent Stockholders' Meeting" and, together with the Company Stockholders' Meeting, the "Stockholders' Meetings") to be held to consider approval of this Agreement and Merger and the issuance of shares of Parent Common Stock pursuant to the terms of the Merger (the "Parent Stock Issuance"), (ii) Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the stockholders of the Company pursuant to the Merger, and (iii) Parent, Merger Sub and the Company shall, if required by the Exchange Act, prepare and file with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 (together with all amendments and supplements thereto, the "Schedule 13E-3") relating to the Merger and the other transactions contemplated by this Agreement. Parent and the Company each shall use their reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Parent shall take all or any action required under any applicable federal or state securities Laws in connection with the Parent Stock Issuance. The Company shall furnish all information concerning the Company that Parent may reasonably request in connection with such actions and the preparation of the Registration Statement, the Proxy Statement and Schedule 13E-3, if any. As promptly as practicable after the Registration Statement shall have become effective, each of Parent and the Company shall mail the Proxy Statement, together with the
Schedule 13E-3, if any, to its stockholders.

                  (b) (i) The Proxy Statement shall include the recommendation of the Board of Directors of the Company to the stockholders of the Company in favor of approval of this Agreement and the Merger; provided, however, that the Board of Directors of the Company may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation to the extent that the Board of Directors of the Company determines in good faith after consultation with independent legal counsel (who may be the Company's regularly engaged outside legal counsel) that the failure to so withdraw, modify or change its recommendation would cause the Board of Directors of the Company to breach its fiduciary duties to the Company's stockholders under applicable Law; and provided further that notwithstanding anything to the contrary contained in this Agreement, such a withdrawal, modification or change in such recommendation shall not relieve the Company in any way whatsoever of its obligations under
Section 6.02(a) of this Agreement.

                  (ii) The Proxy Statement shall include the recommendation of the Board of Directors of Parent to the stockholders of Parent in favor of approval of the Parent Stock Issuance.

                  (iii) Notwithstanding anything to the contrary contained in this Agreement, Parent shall have the option, at its sole discretion and at any time prior to the mailing of the Proxy Statement to the stockholders of Parent and the Company, to elect to obtain the approval of the Parent Stock Issuance by the stockholders of Parent by an action by written consent of such stockholders, and if Parent so elects, the parties' obligations with respect to the Proxy Statement relating to the Parent Stockholders' Meeting and the holding of the Parent Stockholders' Meeting under this Agreement shall automatically and without any further action on the part of the parties cease and thereafter all references to the Proxy Statement under this Agreement shall be deemed to refer only to the proxy statement (together with any amendments or supplements thereto) relating to the Company Stockholders' Meeting to be held to consider the approval of this Agreement and the Merger; provided, however, that if Parent so elects above, Parent shall prepare and file with the SEC an information statement (together with any amendments thereof or supplements thereto, the "Information Statement")) to approve the Parent Stock Issuance and all references to the Proxy Statement herein shall also be deemed to be references to the Information Statement.

                  (c) No amendment or supplement to the Proxy Statement, the Registration Statement or the Schedule 13E-3, if any, will be made by Parent or the Company without the approval of the other party (which will not be unreasonably withheld). Parent and the Company each will advise the other, promptly after they receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of Parent

Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

                  (d) The information supplied by Parent for inclusion in the Registration Statement, the Proxy Statement and the Schedule 13E-3, if any, shall not, at (i) the time the Registration Statement is declared effective,
(ii) the time the Proxy Statement, together with the Schedule 13E-3, if any (or, in each such case, any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent and the Company, (iii) the time of each of the Stockholders' Meetings and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any subsidiary of Parent, or their respective officers or directors, should be discovered by Parent which should be set forth in an amendment or a supplement to the Registration Statement, the Proxy Statement or the Schedule 13E-3, if any, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the Exchange Act.

                  (e) The information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement, together with the Schedule 13E-3, if any (or, in each such case, any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company and Parent, (iii) the time of each of the Stockholders' Meetings and
(iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement, the Proxy Statement or the Schedule 13E-3, if any, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

                  SECTION 6.02. Stockholders' Meetings. (a) The Company shall call and hold the Company Stockholders' Meeting, and Parent shall call and hold the Parent Stockholders' Meeting, as promptly as practicable for the purpose of voting upon the approval of this Agreement and the Merger and the approval of the Parent Stock Issuance, as the case may be, and Parent and the Company shall use their reasonable efforts to hold the Stockholders' Meetings on the same day and as soon as practicable after the date on which the Registration Statement becomes effective.

                  (b) The Company shall use its best efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger, and shall take all other action necessary or advisable to secure the vote or consent of its stockholders required by the DGCL, to obtain such approvals.

                  (c) Parent shall use its reasonable efforts to solicit from its stockholders proxies in favor of the approval of the Parent Stock Issuance and shall take all other actions necessary or advisable to secure the vote or consent of its stockholders required by the rules of the NASD.

                  SECTION 6.03. Access to Information; Confidentiality. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or the Company or any of their respective subsidiaries is a party or pursuant to applicable Law, from the date of this Agreement to the Effective Time, Parent and the Company shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request. No investigation made at any time by or on behalf of either the Company or Parent and Merger Sub shall affect the representations and warranties of the parties hereto.

                  (b) The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement dated April 30, 1999 (the "Confidentiality Agreement") between the Company and Parent.

                  SECTION 6.04. No Solicitation of Transactions. (a) The Company will not, directly or indirectly, and will instruct its officers, directors, employees, subsidiaries, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by
it), not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any Person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or recommend any Competing Transaction, or authorize or permit any of the officers, directors or employees of such party or any of its subsidiaries, or any investment banker, financial advisor, attorney, accountant or other representative retained by such party or any of such party's subsidiaries, to take any such action.

                  (b) A "Competing Transaction" means any of the following involving the Company (other than the Merger and the other transactions contemplated by this Agreement): (i) a merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, transfer or other disposition of 15% or more of the assets of the Company and the Company Subsidiaries, taken as a whole; (iii) a tender offer or exchange offer for 15% or more of the outstanding voting securities of the Company; or (iv) any solicitation in opposition to the approval by the Company's stockholders of this Agreement.

                  SECTION 6.05. Employee Benefits Matters. From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, honor in accordance with their terms all Company Benefit Plans, and all other contracts, arrangements and commitments that apply to employees of the Company and the Company Subsidiaries. All service credited to each employee by the Company and the Company Subsidiaries shall be recognized by Parent or the Surviving Corporation, as the case may be, for purposes of eligibility and vesting (but not for benefit accruals); provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. In addition, with respect to any welfare benefit plan established or maintained by Parent or the Surviving Corporation for the benefit of employees of the Company or any Company Subsidiary, Parent shall, or shall cause the Surviving Corporation to, waive any preexisting condition exclusions and provide that any covered expenses incurred on or before the Effective Time in respect of the current plan year by any employee of the Company or any Company Subsidiary (or any covered dependent of any employee) shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Effective Time in respect of such current plan year.

                  SECTION 6.06. Directors' and Officers' Indemnification and Insurance. (a) From and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless, each present and former director or officer of the Company and each Company Subsidiary and each such Person who served at the request of the Company or any Company Subsidiary as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "Indemnified Parties") against all costs and expenses (including reasonable attorneys' fees and expenses), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacities as officers or directors, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement). Without limiting the foregoing, in the event of any such claim, action, suit, proceeding or investigation, (i) the Surviving Corporation shall pay the fees and expenses of counsel selected by any Indemnified Party, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received and otherwise upon request by the Indemnified Party advance to the Indemnified Party documented expenses incurred (unless the Surviving Corporation shall elect to defend such action and the Surviving Corporation shall not have a conflicting interest with the Indemnified Parties in the outcome of such action) and (ii) the Surviving Corporation shall cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed), and provided further that the Surviving Corporation shall not be obligated pursuant to this Section 6.06(a) to pay the fees and expenses of more than one counsel (and one local counsel to the extent such local counsel is necessary) for all Indemnified Parties in any single action except to the extent that two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action. Any Indemnified Party wishing to claim indemnification under this Section 6.01(a), upon having knowledge of such claim, shall notify the Surviving Corporation; provided, however, that the failure to notify the Surviving Corporation shall not relieve the Surviving Corporation from any liability that either may have under this
Section 6.06(a) except to the extent such failure materially prejudices either of them. Parent will pay all expenses (including fees and expenses of counsel) that may be incurred by any Indemnified Party in successfully enforcing the indemnity or other obligations of Parent under this Section 6.06. The rights under this Section 6.06 are in addition to the rights that an Indemnified Party may have under the certificate of incorporation, bylaws or other organizational documents of the Company or any Company Subsidiary or Delaware Law.

                  (b) For a period of six years after the Effective Time, the Surviving Corporation shall maintain in effect the current directors' and officers' liability insurance policies maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events that occurred prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.06(b) more than an amount per year equal to 200% of current annual premiums paid by the Company for such insurance (which premiums the Company represents and warrants to be approximately $67,025 per year in the aggregate).

                  (c) If and to the extent that the Surviving Corporation has not performed its obligations under this Section 6.06, and Parent has received notice of such nonperformance, then fifteen (15) days after receipt of such notice, Parent shall be directly obligated to perform, and shall be responsible for, the obligations of Surviving Corporation under this Section 6.06.

                  SECTION 6.07. Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

                  SECTION 6.08. Affiliates. Prior to the Effective Time, the Company shall deliver to Parent a list of names and addresses of those Persons who are, in the Company's reasonable judgment, on such date, affiliates (within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act (each such Person being an "Affiliate")) of the Company. The Company shall provide Parent with such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its reasonable best efforts to deliver or cause to be delivered to Parent, prior to the Effective Time, an affiliate letter in the form attached hereto as
Exhibit 6.08, executed by each of the Affiliates of the Company identified in the foregoing list and any Person who shall, to the knowledge of the Company, have become an Affiliate of the Company subsequent to the delivery of such list.

                  SECTION 6.09. Further Action; Consents; Filings. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall (i) use its reasonable efforts to take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement, (ii) use its reasonable efforts to obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement required under (A) the Exchange Act and the Securities Act and any other applicable federal or state securities Laws, (B) the HSR Act and (C) any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, Parent shall not be required to sell, license, waive any rights in or to, or otherwise dispose of or hold separate or in trust any part of the assets or business of the Company or the Company Subsidiaries or any part of the assets or business of Parent or any of its Affiliates or otherwise enter into any type of agreement or arrangement, including, without limitation, a consent decree, with any Governmental Entity.

                  (b) Parent and the Company shall file within five business days after the date of this Agreement notifications under the HSR Act and shall respond as promptly as practicable to all inquiries or requests received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. The parties shall cooperate with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other party and its advisors prior to filing or responding.

                  SECTION 6.10. Plan of Reorganization. (a) This Agreement is intended to constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying, as a reorganization under the provisions of section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under section 368(a) of the Code.

                  (b) As of the date hereof, to the Company's knowledge there is no reason (i) why the Company would not be able to deliver to the Company's counsel or Parent's counsel, at the date of the legal opinions referred to below, representation letters substantially in the form of Exhibit 6.10(b) hereto, to enable such firms to deliver the legal opinions contemplated by Sections 7.02(d) and 7.03(c) or (ii) why the Company's counsel or Parent's counsel would not be able to deliver the opinions required by Sections 7.02(d) and 7.03(c).

                  (c) As of the date hereof, to Parent's knowledge there is no reason (i) why Parent would not be able to deliver to the Company's counsel or Parent's counsel, at the date of the legal opinions referred to below, representation letters substantially in the form of Exhibit 6.10(c) hereto, to enable such firms to deliver the legal opinions contemplated by Sections 7.02(d) and 7.03(c) or (ii) why the Company's counsel or Parent's counsel would not be able to deliver the opinions required by Sections 7.02(d) and 7.03(c).

                  SECTION 6.11. Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which will be agreed to by each of Parent and the Company. The parties hereto agree to cooperate with each other to develop a joint communication plan and each party shall (i) use their reasonable best efforts to ensure that any press release or other public statement with respect to this Agreement, the Merger or any of the other transactions contemplated by this Agreement is consistent with such joint communication plan and (ii) unless otherwise required by applicable Law or the requirements of the NASD, not to issue any press release or otherwise making any public statements with respect to this Agreement, the Merger or any of the other transactions contemplated by this Agreement without the prior written consent of the other parties.

                  SECTION 6.12. Letters of Accountants. The Company shall use its best efforts to cause to be delivered to Parent "comfort" letters of Deloitte & Touche LLP, the Company's independent public accountants, dated and delivered the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to Parent, in form and substance reasonably satisfactory to Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                  SECTION 6.13. NASD/NMS Quotation. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be authorized for quotation on the NASDAQ/NMS prior to the Effective Time, subject to official notice of issuance.


                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

                  SECTION 7.01. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

                  (a) the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC;

                  (b) this Agreement and the Merger shall have been approved and adopted by the requisite affirmative vote of the stockholders of the Company in accordance with the DGCL and the Company's Certificate of Incorporation and By-laws;

                  (c) the Parent Stock Issuance shall have been approved by the requisite affirmative vote or written consent of the stockholders of Parent in accordance with the rules of the NASD, the Florida Business Corporation Act, and Parent's Certificate of Incorporation and By-laws;

                  (d) no Governmental Entity or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any Law, judgment, decree, executive order or award (an "Order") which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

                  (e) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

                  (f) the shares of Parent Common Stock to be issued in the Merger shall have been authorized for quotation on NASDAQ/NMS, subject to official notice of issuance; and

                  (g) the merger contemplated by the PSH Merger Agreement shall have been consummated in accordance with the terms of that agreement.

                  SECTION 7.02. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

                  (a) each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Effective Time as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this
         Section 7.02(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), and Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to such effect;

                  (b) the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect;

                  (c) all consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from and made with all Governmental Entities, except for such consents, approvals and authorizations the failure of which would not prevent or delay the consummation of the Merger or any other material transaction contemplated by this Agreement; and

                  (d) Parent shall have received the opinion of Shearman & Sterling, counsel to Parent, based upon representations of Parent, Merger Sub and the Company and normal assumptions, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of section 368(a) of the Code and that each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of section 368(b) of the Code, dated on or about the date that is two business days prior to the Effective Time, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on receipt by Shearman & Sterling of representation letters from each of Parent and the Company, as contemplated in Section 6.10 of this Agreement. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time.

                  SECTION 7.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

                  (a) each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 7.03(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), and the Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Parent to such effect;

                  (b) Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Parent to that effect; and

                  (c) the Company shall have received the opinion of Drinker, Biddle & Reath L.L.P., counsel to the Company, based upon representations of Parent, Merger Sub and the Company, and normal assumptions, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of section 368(a) of the Code and that each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of section 368(b) of the Code,
         dated on or about the date that is two business days prior to the Effective Time, whichopinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on receipt by Drinker, Biddle & Reath L.L.P. of representation letters from each of Parent and the Company, as contemplated in Section 6.10 of this Agreement. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 8.01. Termination. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite stockholder approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

                  (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent and the Company;

                  (b) by either Parent or the Company, if the Effective Time shall not have occurred on or before December 15, 1999; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur;

                  (c) by either Parent or the Company, if any Governmental Entity shall have issued an Order or taken any other action permanently restraining or enjoining or otherwise prohibiting the Merger or any of the transactions contemplated by this Agreement and such Order shall be final and nonappealable;

                  (d) by either Parent or the Company, if this Agreement and the Merger shall fail to receive the requisite vote for approval at the Company Stockholders' Meeting;

                  (e) by either Parent or the Company if the approval of the Parent Stock Issuance shall fail to receive the requisite vote for approval at the Parent Stockholders' Meeting or shall otherwise have not been approved by written consent of the stockholders of Parent;

                  (f) by Parent upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.02(a) or
         Section 7.02(b) would not be satisfied ("Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable efforts and for so long as the Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 8.01(f); or

                  (g) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of Parent and Merger Sub set forth in this Agreement, or if any representation or warranty of Parent and Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 7.03(a) or Section 7.03(b) would not be satisfied ("Terminating Parent Breach"); provided, however, that, if such Terminating Parent Breach is curable by Parent and Merger Sub through the exercise of their respective reasonable efforts and for so long as Parent and Merger Sub continue to exercise such reasonable efforts, the Company may not terminate this Agreement under this Section 8.01(g).

                  SECTION 8.02. Effect of Termination. Except as provided in
Section 9.01, in the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Merger Sub or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, subject to the remedies of Parent set forth in Section 8.05, provided, however, that nothing herein shall relieve any party from liability for the wilful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                  SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement and the Merger by the stockholders of the Company, no amendment shall be made unless permitted by applicable Law (including, without limitation, Section 251(d) of the DGCL) which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  SECTION 8.05. Expenses. (a) Except as set forth in this
Section 8.05, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated, except that the Company and Parent each shall pay one-half of all Expenses relating to printing, filing and mailing the Registration Statement, the Proxy Statement, and the Schedule 13E-3, if any, and all SEC and other regulatory filing fees incurred in connection with the Registration Statement, the Proxy Statement, and the Schedule 13E-3, if any. "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement, the Proxy Statement and the Schedule 13E-3, if any, the solicitation of stockholder approvals, the filing of any required notices under the HSR Act or other similar regulations and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

                  (b) The Company agrees that, if Parent shall terminate this Agreement pursuant to Section 8.01(f) then the Company shall pay to Parent all of Parent's Expenses.

                  (c) Parent agrees that, if the Company shall terminate this Agreement pursuant to Section 8.01(g) then Parent shall pay to the Company all of the Company's Expenses.

                  (d) Parent and the Company agree that the payments provided for in Sections 8.05(b) and (c) shall be the sole and exclusive remedies of Parent upon a termination of this Agreement pursuant to Sections 8.01(f) and
(g), as the case may be, and such remedy shall be limited to the sums stipulated in Sections 8.05(b) and (c); provided, however, that nothing herein shall relieve any party from liability for the wilful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                  (e) Any payment required to be made pursuant to Section 8.05(b) or (c) shall be made to the party entitled to receive such payment not later than two business days after delivery to the other party of notice of demand for payment and an itemization setting forth in reasonable detail all Expenses of the party entitled to receive payment (which itemization may be supplemented and updated from time to time by such party until the 60th day after such party delivers such notice of demand for payment), and shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment in the notice of demand for payment delivered pursuant to this Section 8.05(e).

                  (f) In the event that the Company or Parent, as the case may be, shall fail to pay any Expenses when due, the term "Expenses" shall be deemed to include the costs and expenses actually incurred or accrued by the other (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.05, together with interest on such unpaid Expenses, commencing on the date that such Expenses became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, as such bank's Prime Rate plus 2.00%.


                                   ARTICLE IX

                               GENERAL PROVISIONS

                  SECTION 9.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except (i) that the agreements set forth in Articles I and II and Sections 6.03(b), 6.05, 6.06, 6.07, 6.10, 8.02, 8.05 and this Article IX shall survive the Effective Time or the termination of this Agreement, as the case may be, for the respective periods set forth in such sections or, if no period is specified, indefinitely, and (ii) the agreements set forth in Sections 5.01, 5.02, 6.01, 6.02, 6.03(a), 6.09 and 6.13 and the representations and warranties set forth in Article III and Article IV shall remain in effect until the termination of the PSH Merger Agreement or the consummation of the merger contemplated by the PSH Merger Agreement (and in connection therewith, all references to the Effective Time contained in Section 5.01 shall thereafter be deemed to be references to the PSH Effective Time (as defined in the PSH Merger Agreement)).

                  SECTION 9.02. Notices. All notices or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy, facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by reputable overnight courier to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

                  if to Parent or Merger Sub:

                           International Speedway Corporation
                           1801 W. International Speedway Blvd.
                           Daytona Beach, FL 32114
                           Facsimile No.:  (904) 947-6884
                           Attention:  W. Garret Crotty, Esq.

                  with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, New York  10022
                           Facsimile No.:  (212) 848-7179
                           Attention:  John A. Marzulli, Jr., Esq.

                  if to the Company:

                           Penske Motorsports, Inc.
                           13400 West Outer Drive
                           Detroit, MI 48239-4001
                           Facsimile No.:  (313) 592-7332
                           Attention:  Roger S. Penkse and
                           Robert H. Kurnick, Jr., Esq.

                  with a copy to:

                           Honigman, Miller, Schwartz and Cohn
                           2290 First National Bldg.
                           660 Woodward Avenue
                           Detroit, MI 48226-3583
                           Facsimile No.:  (313) 465-7381
                           Attention:  David Foltyn, Esq.

                           Morris, Nichols, Arsht & Tunnell
                           1201 N. Market Street, 18th Floor
                           Wilmington, DE 19801
                           Facsimile No.:  (302) 658-3989
                           Attention:  A. Gilchrist Sparks, III, Esq. and
                                       Andrew M. Johnston, Esq.


                  SECTION 9.03. Certain Definitions. For purposes of this Agreement, the term:

                  (a) "affiliate" of a specified Person means a Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified Person;

                  (b) "beneficial owner" with respect to any shares means a Person who shall be deemed to be the beneficial owner of such shares
         (i) which such Person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such Person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its affiliates or associates or Person with whom such Person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares;

                  (c) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York;

                  (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

                  (e) "knowledge" means, with respect to any matter in question, that the officers of the Company and each Company Subsidiary or Parent, as the case may be, have knowledge of such matter;

                  (f) "Person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

                  (g) "subsidiary" or "subsidiaries" of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 40% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

                  SECTION 9.05. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article II and Section 6.06 (collectively, the "Third Party Provisions"), nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced by the beneficiaries thereof. Subject to Section 6.06, Parent shall reimburse all expenses, including reasonable attorneys' fees, that are incurred by any Person who prevails in any litigation or other proceeding required to enforce the obligations of the Surviving Corporation and Parent under the Third Party Provisions.

                  SECTION 9.06. Incorporation of Exhibits; Disclosure Schedules. The Company Disclosure Schedule, the Parent Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein. Each section of the Company Disclosure Schedule and the Parent Disclosure Schedule qualifies the corresponding numbered representation and warranty or covenant to the extent specified therein.

                  SECTION 9.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  SECTION 9.08. Governing Law; Forum. Except to the extent that provisions hereof with regard to the Merger relate to the internal affairs of the Company or Merger Sub and therefore are governed by the DGCL, this Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law. All actions and proceedings arising out of or relating to this Agreement may be heard and determined in any State or federal court of competent jurisdiction located in the County of New York, State of New York. In connection with the foregoing, each of the parties to this Agreement irrevocably (i) consents to submit itself to the personal jurisdiction of the State and federal courts of competent jurisdiction located in the County of New York, State of New York, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) hereby consents to service of process pursuant to the notice provisions set forth in Section 9.02.

                  SECTION 9.09. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 9.10. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 9.11. Entire Agreement. This Agreement (including the Exhibits, the Company Disclosure Schedule and the Parent Disclosure Schedule), the Confidentiality Agreement and the Parent Stockholders' Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                  SECTION 9.12. Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally waives all right to trial by jury in any action, proceeding or counterclaim (whether based in contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof.


            [The Remainder of This Page is Intentionally Left Blank]

                  IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                        INTERNATIONAL SPEEDWAY
                                        CORPORATION


                                        By: /s/ William C. France
                                           ____________________________
                                           Name:   William C. France
                                           Title:  Chief Executive Officer



                                        88 CORP.


                                        By: /s/ William C. France
                                           ____________________________
                                           Name:   William C. France
                                           Title:



                                        PENSKE MOTORSPORTS, INC.


                                        By: /s/ Roger S. Penske
                                           ____________________________
                                           Name:   Roger S. Penske
                                           Title:  Chairman